SouthPeak Completes $5.5 Million Private Placement of Convertible Notes

MIDLOTHIAN, VA – July 20, 2010 – SouthPeak Interactive Corporation (OTC Bulletin Board: SOPK) today announced that it has completed the private placement of three-year secured convertible notes and warrants for $5.5 million in gross proceeds, which includes a rollover of $500,000 invested by SouthPeak Chairman Terry Phillips.  Roth Capital Partners acted as the exclusive placement agent for this transaction.

The secured convertible notes issued pursuant to this transaction will mature in three years on July 19, 2013.  They will be convertible into shares of SouthPeak’s common stock at a conversion price of $0.431 per share and will bear interest at a rate of 10% per annum, payable semi-annually.   Purchasers of the convertible notes also received Series A warrants to purchase 12,761,021 shares of SouthPeak common stock at an exercise price of $0.375 per share. The Series A warrants expire on July 19, 2015.  Investors will receive additional warrants (Series B warrants) if Southpeak fails to meet financial targets in 2011.  Further information will be contained in the form 8-K, to be filed by Southpeak in relation to the transaction.

“This additional capital significantly bolsters our financial position and enables us to more aggressively pursue our strategic growth objectives, including new content acquisitions, increased distribution and the continued expansion of our already strong portfolio,” said Melanie Mroz, SouthPeak’s Chief Executive Officer. “We have a number of exciting titles scheduled for release during the second half of calendar 2010, as well as other strategic initiatives that we can now more nimbly execute to further expand our presence among our targeted audience of gamers.”

This news release does not constitute an offer to sell or the solicitation of an offer to buy securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. The notes, warrants and the common stock issuable upon conversion of the notes and exercise of the warrants have not been registered under the Securities Act of 1933 or applicable state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

About SouthPeak Interactive Corporation
SouthPeak Interactive Corporation develops and publishes interactive entertainment software for all current hardware platforms including: Xbox 360® videogame and entertainment system from Microsoft, PlayStation®3 computer entertainment system, PSP® (PlayStation® Portable) system, PlayStation®2 computer entertainment system, Wii™, Nintendo DS™, iPhone and Windows PC. SouthPeak's games cover all major genres including action/adventure, role-playing, strategy, racing, puzzle, sports and edutainment. SouthPeak's products are sold in retail outlets in North America, South and Central America, Europe, Australia and Asia. SouthPeak is headquartered in Midlothian, Virginia, and has offices in Grapevine, Texas and Leicester, England.

SouthPeak’s extensive portfolio of over 60 interactive entertainment games spans a variety of platforms and genres including RPG, simulation, FPS, sports, strategy, puzzle and fighting.

For additional information, please visit SouthPeak’s corporate website: www.southpeakgames.com

Forward-Looking Statements
This release contains "forward-looking" statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These are statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "may," "will," "expects," "projects," "anticipates," "estimates," "believes," "intends," "plans," "should," "seeks," and similar expressions. This press release contains forward-looking statements relating to, among other things, SouthPeak's expectations and assumptions concerning future financial performance. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual future results to differ materially from those projected or contemplated in the forward-looking statements. Forward-looking statements may be significantly impacted by certain risks and uncertainties described in SouthPeak's filings with the Securities and Exchange Commission.

Media Contact:
SouthPeak Games
Aubrey Norris
PR Manager
817-305-0055
anorris@southpeakgames.com

Investor Contact:
The Piacente Group
Brandi Floberg or Lee Roth
212-481-2050
southpeak@tpg-ir.com

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